Exhibit 10.11

FIRST AMENDMENT

Dated as of February 2, 2005

This FIRST AMENDMENT (this “Amendment”) is entered into among INNOPHOS, INC., a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity the “Administrative Agent”).

PRELIMINARY STATEMENTS

1. Reference is made to the Credit Agreement dated as of August 13, 2004 among the Borrower, the lenders and agents party thereto and the Administrative Agent (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement.

2. The Borrower has requested that the Administrative Agent and the requisite Lenders amend the Credit Agreement as herein set forth.

3. The Administrative Agent and the requisite Lenders are willing to enter into such amendment, on the terms and conditions stated below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is amended:

(i) by substituting “the Parent” for “Holdings” in the definitions of “Advisory Agreement” and “Co-Investors” and in subclause (x) of clause (vii) in the definition of “Excess Cash Flow”;

(ii) by substituting, in the definition of “Continuing Directors”, (A) “the Parent” for “Holdings”, (B) “the Parent” for “the Borrower”, in two places, and (C) “the effective date of the First Amendment” for “the Closing Date”;

(iii) by amending the definition of “Holdings” so it reads as follows:

“Holdings”: Innophos Investments Holdings, Inc., a Delaware corporation.

(iv) by inserting the following immediately prior to the period at the end of the definition of “Specified Change of Control”:

or any indenture or agreement governing Holdings Notes outstanding at the time of determination

(v) by inserting therein, in the appropriate place to maintain alphabetical order, the following new definitions:

“First Amendment”: The First Amendment to this Agreement dated as of February 2, 2005.

“Holdings Notes”: promissory notes issued by Holdings that (a) mature no earlier than the seventh anniversary of the issuance date of such promissory notes, (b) do not require any prepayment, redemption or purchase prior to maturity, except asset sale and change of control offers on terms customary for high-yield holding company notes, (c) are not secured by any Lien on any property of Holdings or any Group Member, (d) are not supported by any Guarantee Obligation of any Group Member, (e) are issued and sold for aggregate net cash proceeds not exceeding $120,000,000 (excluding proceeds applied to repay any prior issue of Holdings Notes) and (f) do not require any payment of interest accruing or accreting at any time prior to the fifth anniversary of the issuance date of such promissory notes, except by accretion or addition to principal.

“Parent”: Innophos Holdings, Inc., a Delaware corporation.

(b) The second sentence of Section 4.2(a) of the Credit Agreement (which begins with “If any Capital Stock shall be issued...”) is amended so that, in its entirety, it reads as follows:

If and whenever any Capital Stock shall be issued by the Parent to any Person other than (i) any director, officer or employee of a Group Member or (ii) the Sponsor or its Control Investment Affiliates or Co-Investors, then on the fifth Business Day thereafter the Borrower shall prepay the Tranche B Term Loans and reduce any remaining unfunded Tranche B Term Commitments as set forth in Section 4.2(d) in an amount equal to 50% of the Net Cash Proceeds of such issuance.

(c) Section 8.6(b) of the Credit Agreement is amended so that, in its entirety, it reads as follows:

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to provide funding for the Parent’s purchase of the Parent’s common stock or common stock options from present or former officers or employees of Holdings or any Group Member upon the death, disability or termination of employment of such officer or employee, in an aggregate amount not to exceed the sum of (A) the Net Cash Proceeds from any keyman life insurance policies on such officer or employee plus (B) $2,000,000 in any fiscal year of the Borrower (net of any proceeds received by the Parent and contributed by it (through Holdings) to the Borrower in connection with resales of any common stock or common stock options so purchased) (the “Base Dividend Amount”); provided, that any portion of the Base Dividend Amount that is not paid in such fiscal year, may be carried over for payment in succeeding fiscal years; and

(d) Section 8.6(c) of the Credit Agreement is amended so that, in its entirety, it reads as follows:

the Borrower may pay dividends to Holdings to provide funding to Holdings or the Parent for (i) payment of corporate overhead expenses of Holdings and the Parent incurred in the ordinary course of business not to exceed $500,000 in any fiscal year (or, following an initial public offering of the Capital Stock of the Parent, $1,500,000 in any fiscal year), (ii) so long as no Event of Default described in Section 9(k) shall have occurred and be continuing, payment of any combined, consolidated or unitary taxes that are due and payable by the Parent, Holdings and the Borrower and payment of any taxes on the Parent’s or Holdings’ corporate franchise and (iii) payments permitted by Section 8.10(b) or the last sentence of Section 8.10.

(e) Section 8.7 of the Credit Agreement is amended by substituting “the Parent’s Capital Stock” for “Holdings’ Capital Stock” in clause (c) thereof.

(f) Section 8.8(1) of the Credit Agreement is amended by substituting “the Parent’s Capital Stock” for “Holdings’ Capital Stock”.

(g) Section 8.10 of the Credit Agreement is amended by substituting “the Parent” for “Holdings” in the two places where “Holdings” appears in clause (b) thereof.

(h) Section 9(j) of the Credit Agreement is amended so that, in its entirety, it reads as follows:

(i) prior to the consummation of an initial public offering of the Capital Stock of the Parent, (A) the Permitted Investors shall not have the power to vote or direct the voting of securities having a majority of the voting power for the election of directors of the Parent (determined on a fully diluted basis) or (B) the Permitted Investors shall not own of record and beneficially a majority of the outstanding voting Capital Stock of the Parent (determined on a fully diluted basis); or (ii) at or after the consummation of an initial public offering of the Capital Stock of the Parent, (A) the Permitted Investors shall not own of record and beneficially at least 25% of the outstanding Capital Stock of the Parent

(determined on a fully diluted basis), or (B) any Person or group of Persons (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) beneficially shall own a percentage of the outstanding Capital Stock of the Parent (determined on a fully diluted basis) that is equal to or greater than the percentage of such Capital Stock (so determined) then owned of record and beneficially by the Permitted Investors, or (C) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors; or (iii) at any time, (A) the Parent shall not own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Holdings free and clear of all Liens, (B) Holdings shall not own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement) or (C) a Specified Change of Control shall occur; or

(i) Section 9(k) of the Credit Agreement is amended so that, in its entirety, it reads as follows:

The Parent or Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the Parent’s ownership of the Capital Stock of Holdings and Holdings’ ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to the Loan Documents to which it is a party, (C) obligations with respect to its Capital Stock, and (D) Holdings Notes, (iii) own, lease, manage or otherwise operate any material properties or assets, including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 8.6 pending application in the manner contemplated by said Section) and Cash Equivalents, except for the Parent’s ownership of Capital Stock of Holdings and Holdings’ ownership of Capital Stock of the Borrower and the Parent’s ownership of promissory notes issued by employees in connection with their purchase of Capital Stock of the Parent in an aggregate amount not to exceed $1,000,000 at any time; or (iv) pay, or become obligated to pay, any of the interest accruing or accreting on any Holdings Notes prior the fifth anniversary of the issuance thereof in cash or any form of consideration other than payment in kind, by addition to the principal thereof; or

SECTION 2. Conditions to Effectiveness. The amendments contained in Section 1 shall be effective upon satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have executed this Amendment, shall have received written authorization to execute this Amendment from Lenders constituting the Required Lenders and shall have received counterparts of this Amendment executed by the Borrower and counterparts of the Consent appended hereto (the “Consent”) executed by the Grantors, as defined in the Guarantee and Collateral Agreement (the “Grantors”).

(b) In consideration of this Amendment, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and returns to the Administrative Agent its consent no later than 5:00 p.m. (New York City time) on February 2, 2005, a fee equal to 0.15% of the aggregate outstanding Revolving Commitment, Tranche B Term Loan and unfunded Tranche B Term Commitment of such Lender.

(c) The Administrative Agent shall have received, in form reasonably satisfactory to the Administrative Agent:

(i) a joinder executed by Innophos Investments Holdings, Inc., a Delaware corporation (“New Holdings”), by which it becomes party as Grantor to the Guarantee and Collateral Agreement and each other Security Document to which Innophos Holdings, Inc., a Delaware corporation (the “Parent”), is a party;

(ii) copies of documents relating to the transfer (the “Drop-Down Transfer”) by the Parent to New Holdings, in exchange solely for the issuance of New Holdings’ common stock to the Parent, of all of the Parent’s interest in the Capital Stock of the Borrower and all of the Parent’s other property, except the common stock of New Holdings issued to the Parent;

(iii) a stock certificate purporting to represent issued and outstanding Capital Stock of the Borrower, registered in the name of New Holdings and duly indorsed to the Administrative Agent;

(iv) a legal opinion of Kirkland & Ellis LLP confirming as to New Holdings substantially the same matters confirmed by it in respect of the Parent in the legal opinion delivered by it pursuant to the Credit Agreement on the Closing Date; and

(v) such other agreements, certificates and opinions relating to the Drop-Down Transfer or the substitution of New Holdings as a Loan Party, in place of the Parent, as any Agent may reasonably request.

(d) All fees and expense reimbursements due and payable under the Loan Documents to any Agent shall have been paid.

(e) The Administrative Agent shall have signified its approval of the terms and conditions of the definitive documentation governing or relating to the Holdings Notes referred to in Section 1 of this Amendment.

(f) The Administrative Agent shall have received such other documents and instruments as any Agent may reasonably request.

SECTION 3. Representations and Warranties.

The Borrower represents and warrants that:

(a) Authority. The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment. Each Grantor has the requisite power and authority to execute, deliver and perform its obligations under the Consent and the Loan Documents, as amended hereby. The execution, delivery and performance by the Borrower of this Amendment and by the Grantors of the Consent, and the performance by each Loan Party of each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of such Loan Party.

(b) Enforceability. This Amendment has been duly executed and delivered by the Borrower and the Consent has been duly executed and delivered by each Grantor. When the Conditions to Effectiveness in Section 2 of this Amendment have been satisfied, each of this Amendment, the Consent and each Loan Document (as amended hereby) is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

(c) Representations and Warranties. The representations and warranties made by any Loan Party in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties refer to an earlier date (in which case they are true and correct in all material respects as of such earlier date).

(d) No Default. No Default has occurred and is continuing.

SECTION 4. Substitution of New Holdings; Release of the Parent. When this Amendment becomes effective as set forth in Section 2:

(a) New Holdings shall succeed to (and by its execution and delivery of the Consent hereby assumes as a primary obligor and not as surety for the Parent) all obligations of the Parent under the Loan Documents, including the Parent’s guarantees and grants of security set forth therein.

(b) All security interests held by the Administrative Agent in the Capital Stock of the Borrower and other property of the Parent transferred to New Holdings in the Drop-Down Transfer shall remain at all times in full force and effect, both before and after the Drop-Down Transfer, and shall secure the Obligations as part of the Collateral.

(c) The security interest granted by the Security Documents shall not attach to the common stock of New Holdings issued to the Parent in exchange for the Drop-Down Transfer or to any property acquired by the Parent after the Drop-Down Transfer becomes effective.

(d) The Parent shall be released and discharged, irrevocably and forever, from all obligations of the Parent under the Loan Documents, including the Parent’s guarantees and, except as otherwise set forth in Section 4(b) of this Amendment, grants of security set forth therein, and the Parent shall cease to be a Loan Party, except that the provisions of Section 9(k) of the Credit Agreement (as amended hereby) shall remain in all respects enforceable.

SECTION 5. Reference to and Effect on the Loan Documents.

(a) If and when this Amendment becomes effective, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Credit Agreement, as amended hereby, and the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined in the Credit Agreement, as amended hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents or constitute, except as expressly set forth herein, a waiver or amendment of any provision of any of the Loan Documents.

(d) This Amendment is a Loan Document. The provisions of Sections 11.12 and 11.16 of the Credit Agreement shall apply with like effect to this Amendment.

SECTION 6. Counterparts. This Amendment and the Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment (or any authorization to execute this Amendment) or the Consent by facsimile shall be effective as delivery of a manually executed counterpart thereof.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first written above.

INNOPHOS, INC.

By:	/s/ Illegible
Name: ______________________
Title: CFO

BEAR STEARNS CORPORATE LENDING INC., individually and as Administrative Agent

By:	/s/ Victor Bulzacchelli
Name: Victor Bulzacchelli
Title: Vice President

CONSENT

Dated as of February 2, 2005

The undersigned, as Grantors under the Guarantee and Collateral Agreement and, as applicable, as parties to the other Security Documents hereby consent and agree to the foregoing First Amendment and hereby confirm and agree that (i) each of the Guarantee and Collateral Agreement and the other Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said First Amendment, each reference therein to the “Credit Agreement”, “thereunder”, “thereof” and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said First Amendment and (ii) the Guarantee and Collateral Agreement and the other Security Documents all of the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations as defined in the Guarantee and Collateral Agreement, after giving effect to said First Amendment.

INNOPHOS, INC.

By:	/s/ Illegible
Title:	CFO

INNOPHOS INVESTMENTS HOLDINGS, INC.

By:	/s/ Illegible
Title:	CFO

INNOPHOS HOLDINGS, INC.

By:	/s/ Illegible
Title:	CFO

INNOPHOS MEXICO HOLDINGS, LLC

By:	/s/ Illegible
Title:	CFO